UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Share Repurchase Program

On April 22, 2026, Pineapple Financial Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved an expansion of its previously announced share repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished hereto as Exhibit 99.1.

Presentation

In connection with the share buyback, the Company delivered a presentation which provides key operating & financial metrics (the “Presentation”). A copy of the Presentation is furnished hereto as Exhibit 99.2.

Item 8.01 Other Events.

On April 22, 2026, the Company’s Board of Directors approved an expansion of its previously announced share repurchase program, increasing the aggregate authorization from US$3,000,000 to up to US$15,000,000 of the Company’s outstanding common shares. The shares may be repurchased from time to time in open market purchases and pursuant to safe harbors provided by Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any repurchases under the expanded share repurchase program will be determined by the Company in its discretion. The stock repurchase program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
99.1	Press Release dated April 22, 2026
99.2	Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer